                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.

                                   FORM 8-K/A

                               (Amendment No. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): April 3, 2001
                                                 ------------------------------




                         eResource Capital Group, Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Delaware                    1-8662                       23-2265039
----------------          -----------------        ----------------------------
(State or other           (Commission File                (IRS Employer
jurisdiction of                Number)                Identification Number)
incorporation)



3353 Peachtree Road, N.E., Suite 130   Atlanta, Georgia            30326
-------------------------------------------------------------------------------
     (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (404) 760-2570
                                                   ----------------------------

This Amendment No.1 amends and supplements Items 7(a) and 7(b) of the Current Report on form 8-K filed on April 18, 2001 by the registrant (the "Company") with respect to, among other things, the Company's acquisition of LST, Inc. d/b/a Lifestyle Technologies, Inc. ("Lifestyle") In accordance with Item 7 of Form 8-K, the financial statements required thereby are being filed with this Amendment No. 1.

Statements in this report about anticipated or expected future revenue or growth or expressions of future goals or objectives are forward-looking statements within the meaning of Section 21E of the Securities Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including those risks described in the Company's filings with the Securities and Exchange Commission, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
(a)      Financial Statements of Business Acquired

         In accordance with Item 7(a) of Form 8-K, the following financial statements of LST, Inc. prepared in accordance with regulation S-X are included in this report:

                  Independent Auditors' Report

                  Balance Sheet as of December 31, 2000

                  Statement of Operations and Accumulated Deficit for the period from March 24, 2000 (date of incorporation) through December 31, 2000.

                  Statement of Cash Flows for the period from March 24, 2000 through December 31, 2000.

                  Notes to Financial Statements

(b)      Pro Forma Financial Information

         In accordance with Item 7(b) of Form 8-K, the following pro forma financial statements of eResource Capital Group, Inc. prepared in accordance with regulation S-X are included in this report:

                  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2000

                  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended December 31, 2000

                  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended June 30, 2000

(c)      Exhibits


2.1      The Stock Purchase Agreement between the Company and the majority of the stockholders of LST, Inc. (Certain of the exhibits and schedules to the agreement have been omitted from this Report pursuant to Item 601(b)(2) of
         Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the
         Securities and Exchange Commission upon request.)(*)

2.2      Stock Purchase Agreement between the Company and Glenn I. Barrett, Jr. dated March 16, 2001. (Certain of the exhibits and schedules to the agreement have been omitted from this Report pursuant to Item 601(b)(2) of Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the
         Securities and Exchange Commission upon request.)(*)

2.3      Stock Purchase Agreement between the Company and Brandon Holdings, Inc. dated March 21, 2001. (Certain of the exhibits and schedules to the agreement have been omitted from this Report pursuant to Item 601(b)(2) of
         Regulation S-B, and the Company agrees to furnish copies of such omitted exhibits and schedules supplementally to the
         Securities and Exchange Commission upon request.)(*)


(*) Incorporated by reference to the Current Form 8-K filed by the Company on April 18, 2001.

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors of LST, Inc.
  d/b/a LifeStyle Technologies

We have audited the accompanying balance sheet of LST, Inc. d/b/a LifeStyle Technologies as of December 31, 2000 and the related statements of income
(loss), changes in stockholders' equity and cash flows for the period from inception (March 24, 2000) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LST, Inc. as of December 31, 2000 and the results of their operations and cash flows for the initial period then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in NOTE 6: COMMITMENTS AND CONTINGENCIES to the financial statements, the Company's significant operating losses, as well as its reliance on the home building industry, raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ E. D. Duncan, CPA, PA
--------------------------
E. D. Duncan, CPA, PA


February 23, 2001
Huntersville, North Carolina

                     LST, INC. D/B/A LIFESTYLE TECHNOLOGIES
                                 Balance Sheet
                               December 31, 2000


                                   ASSETS
Current assets:
     Cash                                                                               $   108,454
     Accounts receivable - trade                                                            182,096
     Accounts receivable - other                                                              6,534
     Inventories (Note 2)                                                                    85,416
     Prepaid expenses                                                                        21,578
                                                                                        -----------
                              Total current assets                                          404,078
                                                                                        -----------

Furniture, fixtures and equipment,
     net of accumulated depreciation (Note 3 )                                              192,189
                                                                                        -----------

Deferred income taxes (Note 4)                                                                   --

Other assets:
     Deposits                                                                                32,184
     Prepaid expenses - non current                                                          36,007
                                                                                        -----------
                              Total other assets                                             68,191
                                                                                        -----------

                              Total assets                                              $   664,458
                                                                                        ===========

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                                   $   335,014
     Payroll taxes payable                                                                  101,260
     Accrued expenses                                                                        20,597
     Unearned revenue                                                                         5,342
     Note payable (Note 5)                                                                  100,000
                                                                                        -----------
                              Total current liabilities                                     562,213
                                                                                        -----------

Commitments and contingencies (Note 6)

Stockholders' equity (Notes 8 and 9):
     Common stock ($.001 par value, 20,000,000 shares
         authorized, 8,259,750 shares issued and outstanding)                                 8,260
     Additional paid-in-capital                                                           2,251,490
     Retained earnings (deficit)                                                         (2,157,505)
                                                                                        -----------
                              Total stockholders' equity                                    102,245
                                                                                        -----------

                              Total liabilities and stockholders' equity                $   664,458
                                                                                        ===========

See Notes to the Financial Statements

                     LST, INC. D/B/A LIFESTYLE TECHNOLOGIES
                           Statement of Income (Loss)
               For the Period from Inception to December 31, 2000


Net sales                                                          $   843,666

Cost of goods sold                                                   1,216,132
                                                                   -----------

        Gross profit (loss)                                           (372,466)

Selling and general and administrative expenses                      1,746,349
                                                                   -----------

        Income (loss) from operations                               (2,118,815)
                                                                   -----------

Other income (expenses):
     Interest income                                                       600
     Interest expense                                                  (19,581)
     Depreciation expense                                              (19,709)
                                                                   -----------
                                                                       (38,690)
                                                                   -----------

        Net (loss) before income tax benefit                        (2,157,505)

Income taxes (Note 4)                                                       --
                                                                   -----------

        Net (loss)                                                 $(2,157,505)
                                                                   ===========

See Notes to the Financial Statements

                     LST, INC. D/B/A LIFESTYLE TECHNOLOGIES
                  Statement of Changes in Stockholders' Equity
               For the Period from Inception to December 31, 2000


                                                                      Additional              Retained
                                                Common                Paid-in-                Earnings
                                                Stock                  Capital                (Deficit)                 Total
                                             -----------             -----------             -----------             ----------

Beginning balance, March 24, 2000            $        --             $        --             $        --             $       --

    Issuance of common stock                       8,260               2,251,490                      --              2,259,750

    Net (loss)                                                                                (2,157,505)            (2,157,505)
                                             -----------             -----------             -----------             ----------

Ending balance, December 31, 2000            $     8,260             $ 2,251,490             $(2,157,505)            $  102,245
                                             ===========             ===========             ===========             ==========


See Notes to Financial Statements

                     LST, INC. D/B/A LIFESTYLE TECHNOLOGIES
                            Statement of Cash Flows
               For the Period from Inception to December 31, 2000


 Cash flows from operating activities:
   Net (loss)                                                          $(2,157,505)
   Adjustments to reconcile net (loss) to
   net cash (used in) operating activities:
       Depreciation expense                                                 19,709
       Changes in operating assets and liabilities:
           (Increase) in accounts receivable                              (188,630)
           (Increase) in inventories                                       (85,416)
           (Increase) in prepaid expenses                                  (21,578)
           Increase in accounts payable                                    335,014
           Increase in payroll taxes payable                               101,260
           Increase in accrued expenses                                     20,597
           Increase in unearned revenue                                      5,342
           Increase in note payable                                        100,000
                                                                       -----------

       Net cash (used in) operating activities                          (1,871,207)
                                                                       -----------

Cash flows from investing activities:
   Purchase of furniture, fixtures and equipment                          (211,898)
   Increase in other assets                                                (68,191)
                                                                       -----------

       Net cash (used in) investing activities                            (280,089)
                                                                       -----------

Cash flows from financing activities:
   Issuance of common stock                                              2,259,750
                                                                       -----------

       Net cash provided by financing activities                         2,259,750
                                                                       -----------

Net increase in cash                                                       108,454

Beginning cash at March 24                                                      --

                                                                       -----------
Ending cash at December 31                                             $   108,454
                                                                       ===========

Supplemental Cash Flow Information:
   Cash paid during the year for interest                              $    10,734
                                                                       ===========

See Notes to the Financial Statements

                                   LST, INC.
                          D/B/A LIFESTYLE TECHNOLOGIES

                         Notes to Financial Statements

                               December 31, 2000


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

The Company is a privately-held Delaware "C" corporation. It was formed on March 24, 2000 and provides a new emerging home networking technology, which integrates existing internet, security, satellite television, entertainment and communications technology for the home. The Company has positioned itself to be the homebuilder and homebuyer's "one stop shop" for their technology needs in both North and South Carolina.

BASIS OF ACCOUNTING

The Company uses the accrual basis of accounting.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investment instruments purchased with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company believes the carrying amount of cash, accounts receivable, other current assets, note and accounts payable, and other accrued liabilities approximates fair value due to their short maturity.

CONCENTRATION OF CREDIT RISK

The Company maintains cash balances in a major financial institution, which limits the amount of credit exposure. Periodically throughout the initial period, the Company has maintained balances in excess of federally insured limits of $100,000. At December 31, 2000 the company had $7,354 in excess of federally insured limits.

The Company primarily transacts its business within one business segment, mainly home building. If any conditions occurred, which would have an adverse effect on the home building industry, operating results could be adversely affected.

INVENTORIES

Inventories are priced at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) method.

                                   LST, INC.
                          D/B/A LIFESTYLE TECHNOLOGIES

                         Notes to Financial Statements

                               December 31, 2000

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FURNITURE, FIXTURES AND EQUIPMENT

Furniture, fixtures and equipment are recorded at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is five to seven years for all categories except for computer software, which is depreciated over 3 years. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of furniture, fixtures and equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded as other income or expense.

INCOME TAXES

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards, SFAS 109, "Accounting for Income Taxes". This Statement prescribes the use of the asset/liability method. Deferred taxes represent the expected future tax consequences when the reported amounts of assets and liabilities are recovered or paid. They arise from differences between the financial reporting and tax basis of assets and liabilities and are adjusted for changes in tax laws and tax rates when those changes are enacted. The provision for income taxes represents the total of income taxes paid or payable for the current year, plus the change in deferred taxes during the year.

COST OF GOODS SOLD

Gross profit is negative as the majority of direct labor and operating overhead dollars, two significant components of cost of goods sold, are mostly fixed in nature and revenues during the initial period were not sufficient to absorb these costs.

ADVERTISING COSTS

Advertising costs are generally charged to operations in the year incurred and totaled $64,771 for the initial period ending December 31, 2000.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                    LST, INC.
                          D/B/A LIFESTYLE TECHNOLOGIES

                          Notes to Financial Statements

                                December 31, 2000

NOTE 2: INVENTORIES

At December 31, 2000 inventories consisted of equipment and installation supplies, which are used in the Company's installation of the various technology products.

NOTE 3: FURNITURE, FIXTURES AND EQUIPMENT

A summary of furniture, fixtures and equipment at December 31, 2000 is as follows:

Furniture and fixtures                                    $   63,618
Computer equipment                                            74,264
Office equipment                                              26,553
Showroom equipment                                            36,592
Computer software                                             10,871
                                                          ----------
         Total furniture, fixtures and equipment             211,898
Less: Accumulated depreciation                               (19,709)
                                                          ----------

         Net furniture, fixtures and equipment            $  192,189
                                                          ==========

NOTE 4: INCOME TAXES

Deferred income taxes (benefits) are provided for certain income and expenses, which are recognized in different periods for tax and financial reporting purposes. Sources of temporary differences and the resulting tax assets are as follows:

                                                                       Current
                                                Deferred Tax           Period
                                                   Assets              Changes
                                                ------------        ------------

Net operating loss carryforward
          Federal and State                     $ (2,139,358)       $ (2,139,358)
                                                ============        ============

Applicable tax rate:
         (34% Federal, 6.9% State)

Deferred taxes                                  $    824,808        $    824,808

Less: Valuation allowance                           (824,808)           (824,808)
                                                ------------        ------------

Amount per balance sheet                        $          0        $          0
                                                ============        ============

                                    LST, INC.
                          D/B/A LIFESTYLE TECHNOLOGIES

                          Notes to Financial Statements

                                December 31, 2000

NOTE 4: INCOME TAXES (CONTINUED)

The provision (benefit) for taxes for the initial period ending December 31, 2000 is as follows:

                  Current:
                     Federal                $0
                     State                  $0

                  Deferred:
                     Federal                $0
                     State                  $0

For federal and state income tax purposes, the Company has a net operating loss carryforward of $2,139,358, which expires in 2020. As the Company has operating losses and future profits cannot be assured, an allowance to reduce deferred tax asset for the full amount of the asset, has been recorded.

NOTE 5: NOTE PAYABLE

Note payable at December 31, 2000 represents a note payable to a director of the Company. The note has a 12% interest rate per annum and is due and payable with accrued interest on demand. The note is also personally guaranteed by an officer and by a stockholder of the Company. At December 31, 2000, accrued interest of $7,733 was included in accounts payable.

NOTE 6: COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company leases a fleet of vehicles on an operating lease basis with a monthly lease commitment of $13,706. The term of each lease is for three years except for one vehicle, which has a two-year lease. At the lease expiration date, the Company has the option to purchase the vehicles at the residual value as determined at the inception of the lease. Vehicle lease expense amounted to $54,309 for the initial period ending December 31, 2000.

The Company occupies office and warehouse space under several operating leases, which expire at various dates from June 30, 2001 to December 18, 2003. Minimum rental commitments for the premises are $19,242 per month. The rental commitments are subject to pro rata share increases of certain operating expenses incurred by the landlords for such items as common area maintenance expense and taxes. Rent expense amounted to $119,167 for the initial period ending December 31, 2000.

                                    LST, INC.
                          D/B/A LIFESTYLE TECHNOLOGIES

                          Notes to Financial Statements

                                December 31, 2000

NOTE 6: COMMITMENTS AND CONTINGENCIES (CONTINUED)

Future minimum operating lease commitments, under non-cancelable leases, are summarized as follows:

                                                      Office
         Year         Total          Vehicles        Premises
                     --------        --------        --------

         2001        $389,856        $164,469        $225,387
         2002         283,623         164,037         119,586
         2003         167,136         104,783          62,353
                     --------        --------        --------

                     $840,615        $433,289        $407,326
                     ========        ========        ========

GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss of $2,157,505 during the initial period from March 24, 2000 to December 31, 2000. This, as well as the Company's reliance on the home building industry, creates an uncertainty about the Company's ability to continue as a going concern. Management has a non-binding letter of intent as explained in NOTE 9:
TRANSACTIONS WITH RELATED PARTIES to these financial statements. The ability of the Company to continue as a going concern is dependent on the success of that merger or obtaining additional financing. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

NOTE 7: MAJOR CUSTOMER

Revenue from a major customer amounted to 43% of net sales or $357,627. Amounts included in accounts receivable for this customer at December 31, 2000 were $26,320.

NOTE 8: STOCK OPTIONS AND WARRANTS

On September 29, 2000 the Company created an Omnibus Stock Option and Award Plan to help attract and retain personnel of superior ability for positions of exceptional responsibility, to reward employees and directors for past services and to motivate such individuals through added incentives to further contribute to the success of the Company. Awards under the Plan may be made to eligible persons in the form of incentive stock options to eligible employees only, nonqualified stock options, restricted stock, stock awards, performance shares or any combination of the foregoing. For the initial period ending December 31, 2000, the only awards outstanding were for incentive stock options to purchase shares of the Company's common stock.

                                    LST, INC.
                          D/B/A LIFESTYLE TECHNOLOGIES

                          Notes to Financial Statements

                                December 31, 2000

NOTE 8: STOCK OPTIONS AND WARRANTS (CONTINUED)

Employee options vest and become exercisable at various dates between September 29, 2000 and September 29, 2002. From time to time, vested options may be exercised in whole or in part. In no event may the option be exercised after September 29, 2010, which represents the ending date of the ten-year option period. Special provisions apply in the event of death, disability or termination of employment other than for cause.

As part of a non-binding letter of intent for the merger of LST, Inc. by eResource Capital Group, Inc., the Company cannot grant any additional stock options to employees and all stock options currently outstanding will be terminated as of the closing date of the merger at the Company's expense. See
NOTE 9: TRANSACTIONS WITH RELATED PARTIES. Upon consummation of the merger, eResource will negotiate in good faith to enter into employee stock option agreements with the Company's employees who are not stockholders of the Company and whose options with the Company were terminated.

Number of options outstanding on March 24, 2000                                0

Number of options granted in 2000                                        355,000

Number of options terminated in 2000                                       5,000

Number of options outstanding on December 31, 2000                       350,000

Number of options exercisable at December 31, 2000                       242,500

Weighted average exercise price per share outstanding
   and per share exercisable                                               $1.00

Grant date fair value of options granted in 2000                        $355,000

Weighted average grant date fair value of options
   granted in 2000                                                         $1.00

Weighted average remaining contractual life of
   options outstanding and exercisable                      9 years and 9 months

No options were exercised or expired in 2000.

At December 31, 2000, the Company had an obligation to issue a Common Stock Purchase Warrant entitling the holder to purchase 10,000 shares of common stock at $1.00 per share.

                                    LST, INC.
                          D/B/A LIFESTYLE TECHNOLOGIES

                          Notes to Financial Statements

                                December 31, 2000

NOTE 9: TRANSACTIONS WITH RELATED PARTIES

On November 23, 2000, eResource Capital Group, Inc. (eResource), a publicly held American Stock Exchange company, and LST, Inc. signed a non-binding letter of intent for the acquisition of LST, Inc. According to the terms of the letter of intent, the Company would merge into a wholly-owned subsidiary of eResource. The stockholders of the Company would receive restricted common stock of eResource at a fixed exchange ratio based on the average closing prices on the American Stock Exchange of eResource's common stock over the ten trading days immediately preceding the closing date. If the average share price is less than $1, then the exchange ratio shall be based on a $1 share price for eResource. The acquisition price for the Company is $13 million.

The President and Chief Executive Officer of eResource is also the Chairman of the Board of LST, Inc.

Additionally, the Company is exploring other ways of structuring a transaction with eResource, including, but not limited to, a transaction in which eResource would purchase stock directly from the stockholders of the Company.

NOTE 10: DEFINED CONTRIBUTION PLAN

The Company has a 401(k) plan that covers all employees who have attained twenty-one years of age and completed six months of service. Contributions to the plan by the Company are at the discretion of the Company. For the initial period ended December 31, 2000, the Company incurred no expense for matching contributions to the Plan.

Item 7.(b). Pro Forma Financial Statements

The following unaudited pro forma consolidated financial statements of eResource Capital Group, Inc. ("eRCG") and Lifestyle are derived from, and should be read in conjunction with the audited financial statements of Lifestyle included in item 7(a) herein and the audited consolidated financial statements of eRCG as previously filed on Form 10-KSB for the year ended June 30, 2000 with the Securities and Exchange Commission, the unaudited consolidated financial statements of eRCG as previously filed on Form 10-QSB for the quarters ended December 31, 2000 and September 30, 2000, and the financial statements as previously filed on Form 8-K/A on November 10, 2000 and March 28, 2001. The unaudited pro forma consolidated financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported had the acquisition been consummated on the dates indicated, or which may be reported in the future.

The unaudited pro forma consolidated balance sheet reflects adjustments as if the acquisition had been consummated on December 31, 2000.

The pro forma statements of operations reflect adjustments as if the acquisition had been consummated at the beginning of the period of each statement (i.e. July 1, 1999 for the twelve-month statement of operations and July 1, 2000 for the six-month statement of operations).

                 eResource Capital Group, Inc. and Subsidiaries
                Pro Forma Consolidated Balance Sheet (Unaudited)
                                December 31, 2000
                      (In thousands, except share amounts)

                                                  eResource                                                Pro Forma    eResource
                                                   Capital          Avenel                               Adjustments    Capital
                                                  Group, Inc.   Ventures, Inc.               LST, Inc.       and       Group, Inc.
         ASSETS                                     Actual         Pro Forma    Sub Total      Actual     Eliminations  Pro Forma
         ------                                   -----------   --------------  ---------    ---------   ------------  -----------

Cash and cash equivalents                          $    717        $      2     $    719     $    108       $   --     $      827
Investments                                              --             985          985           --         (350)(1)        635
Accounts and notes receivable                           454              61          515          189           --            704
Inventories                                              --              --           --           85           --             85
Prepaid expenses - other                                244              --          244           22           --            266
                                                   --------        --------     --------      --------       ------     ----------

    Total current assets                              1,415           1,048        2,463          404         (350)(1)      2,517
Net assets of discontinued operations                   174              --          174           --           --            174
Deferred costs and other assets                         495               7          502           68           --            570
Property and equipment, net                           8,606              88        8,694          192           --          8,886
Goodwill                                              6,393           5,989       12,382           --        7,515(1)      19,897
                                                   --------        --------     --------     --------       ------     ----------

    Total assets                                   $ 17,083        $  7,132     $ 24,215     $    664       $7,165     $   32,044
                                                   ========        ========     ========     ========       ======     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Notes payable                                      $  7,648        $    216     $  7,864     $    100       $   --     $    7,964
Accrued interest payable                                848              --          848           --           --            848
Accounts payable and accrued expenses                 1,003              25        1,028          457           --          1,485
Customer deposits                                       683              57          740            5           --            745
                                                   --------        --------     --------     --------       ------     ----------

       Total current liabilities                     10,182             298       10,480          562           --         11,042

Commitments and contingent liabilities

Shareholders' equity:
  Common stock, $.04 par value, 100,000,000
     shares authorized, 51,324,584 and
     68,099,259 issued, respectively                  2,053             268        2,321            8          323(1)       2,644
                                                                                                                (8)(2)
Additional paid-in capital                           88,812           6,566       95,378        2,251        6,944(1)     102,322
                                                                                                            (2,251)(2)
Accumulated deficit                                 (83,826)             --      (83,826)      (2,157)       2,157(2)     (83,826)
Treasury stock - at cost (435,930 shares)              (138)             --         (138)          --           --           (138)
                                                   --------        --------     --------     --------       ------     ----------

Total shareholders' equity                            6,901           6,834       13,735          102        7,165         21,002
                                                   --------        --------     --------     --------       ------     ----------

     Total liabilities and shareholders' equity    $ 17,083        $  7,132     $ 24,215     $    664       $7,165     $   32,044
                                                   ========        ========     ========     ========       ======     ==========

         The accompanying notes are an integral part of these pro forma financial statements.

                 eResource Capital Group, Inc. and Subsidiaries
           Condensed Consolidated Statements of Operations (Unaudited)
                       Six Months Ended December 31, 2000
                      (In thousands, except share amounts)

                                                eResource
                                                 Capital           DM           Avenel                               Pro Forma
                                                Group, Inc  Marketing, Inc. Ventures, Inc.             LST, Inc.     Adjustments
                                                  Actual      Pro Forma(3)     Pro Forma    SubTotal    Actual    and Eliminations
                                               ------------ --------------- --------------  --------   ---------  ----------------

Sales                                          $      2,377      $   34        $    497     $  2,908   $    690       $     --
Lease income - commercial real estate                   528          --              --          528         --             --
                                               ------------      ------        --------     --------   --------       --------
                                                      2,905          34             497        3,436        690             --

Cost of sales - aviation                              2,501          --              --        2,501        922             --
                                               ------------      ------        --------     --------   --------       --------

Gross profit                                            404          34             497          935       (232)            --

Compensation expense related to issuance of
  stock options and warrants                          6,703          --              --        6,703         --             --
Selling, general and administrative expenses          2,535          56             821        3,412      1,224             --
Depreciation and amortization                           797         192             612        1,601         13            751(1)
Interest expense                                        489          --              (1)         488         15             --
Unrealized loss on investments                           --          --             263          263         --             --
Write off of Web site development costs                 754          --              --          754         --             --
Write off of pre-development costs                    1,164          --              --        1,164         --             --
                                               ------------      ------        --------     --------   --------       --------

      Net loss                                 $    (12,038)     $ (214)       $ (1,198)    $(13,450)  $ (1,484)      $   (751)
                                               ============      ======        ========     ========   ========       ========

Basic and diluted net loss per share           $       (.27)
                                               ============

Weighted average shares outstanding used
  in computing basic and diluted loss per
  share                                          44,699,415
                                               ============

                                                   eResource
                                                    Capital
                                                  Group, Inc.
                                                   Pro Forma
                                                  ------------

Sales                                             $      3,598
Lease income - commercial real estate                      528
                                                  ------------
                                                         4,126

Cost of sales - aviation                                 3,423
                                                  ------------

Gross profit                                               703

Compensation expense related to issuance of
  stock options and warrants                             6,703
Selling, general and administrative expenses             4,636
Depreciation and amortization                            2,365
Interest expense                                           503
Unrealized loss on investments                             263
Write off of Web site development costs                    754
Write off of pre-development costs                       1,164
                                                  ------------

      Net loss                                    $    (15,685)
                                                  ============

Basic and diluted net loss per share              $       (.25)
                                                  ============

Weighted average shares outstanding used
  in computing basic and diluted loss per
  share                                             63,175,449
                                                  ============

The accompanying notes are an integral part of these pro forma financial statements.

(1) The 8,074,675 shares of common stock issued by the Company for the Lifestyle acquisition had a value of $7,267,208 based upon the fair market value of the Company's stock over a reasonable period time prior and subsequent to April 3, 2001 which is the date the terms of the purchase agreement were reached and announced to the public. Also, the Company had invested $350,000 in Lifestyle stock prior to the acquisition.

         The excess value of the aggregate purchase price over the historical value of Lifestyle's net assets on the acquisition date has been allocated to goodwill which will be amortized over five years. Pro forma goodwill at December 31, 2000 is $7,514,963. Pro forma goodwill amortization aggregated $751,000 for six months ended December 31, 2000.

(2)      Elimination of Lifestyle equity acquired.

(3) Includes the period from July 1, 2000 through August 31, 2000. Results from September 1, 2000 through December 31, 2000 are included in the Company's actual results.

                 eResource Capital Group, Inc. and Subsidiaries
      Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
                            Year Ended June 30, 2000
                      (In thousands, except share amounts)


                                                 eResource Capital                    Avenel Ventures,
                                                    Group, Inc      DM Marketing, Inc   Inc                          LST, Inc
                                                      Actual             Pro Forma      Pro Forma(1)    SubTotal     Actual(2)
                                                 -----------------  ----------------- ----------------  --------     ---------
                                                                        (Unaudited)     (Unaudited)                 (Unaudited)

Revenues
  Sales - aviation                                 $         10          $    355         $     --      $    365      $  154
  Lease income - commercial real estate                   1,108                --               --         1,108          --
                                                   ------------          --------         --------      --------      ------
                                                          1,118               355               --         1,473         154
Cost of sales                                                93                --               --            93         294
                                                   ------------          --------         --------      --------      ------

  Gross profit                                            1,025               355               --         1,380        (140)
Compensation expense related to issuance of
  stock options and warrants                             48,996                --               --        48,996          --
Selling, general and administrative expenses              7,023               298              127         7,448         523
Depreciation and amortization                               467             1,207               83         1,757           7
Interest expense                                            863                --               --           863           4
Loss on investment                                        1,012                --               --         1,012          --
                                                   ------------          --------         --------      --------      ------

    Net loss before discontinued operations        $    (57,336)         $ (1,150)        $   (210)     $(58,696)     $ (674)
                                                   ============          ========         ========      ========      ======


Basic net loss and diluted net loss
net loss per share                                 $      (1.81)
                                                   ============
Weighted average shares outstanding used
in computing basic and diluted loss per share        31,596,541
                                                   ============

                                                                         eResource
                                                       Pro Forma          Capital
                                                      Adjustments        Group, Inc
                                                  and Eliminations(3)    Pro Forma
                                                  -------------------   ------------
                                                      (Unaudited)        (Unaudited)

Revenues
  Sales - aviation                                           --         $        519
  Lease income - commercial real estate                      --                1,108
                                                       --------         ------------
                                                             --                1,627
Cost of sales                                                --                  387
                                                       --------         ------------

  Gross profit                                               --                1,240
Compensation expense related to issuance of
  stock options and warrants                                 --               48,996
Selling, general and administrative expenses                 --                7,971
Depreciation and amortization                               407                2,171
Interest expense                                             --                  867
Loss on investment                                           --                1,012
                                                       --------         ------------

    Net loss before discontinued operations            $   (407)        $    (59,777)
                                                       ========         ============


Basic net loss and diluted net loss
net loss per share                                                      $      (1.40)
                                                                        ============
Weighted average shares outstanding used
in computing basic and diluted loss per share                             42,706,267
                                                                        ============


The accompanying notes are an integral part of these pro forma financial statements.

(1) Includes the period from June 6, 2000 (date of incorporation) thru June 30, 2000.

(2) Includes the period from March 24, 2000 (date of incorporation) through June 30, 2000.

(3) The 8,074,675 shares of common stock issued by the Company for the Lifestyle acquisition had a value of $7,267,208 based upon the fair market value of the Company's stock over reasonable period of time prior and subsequent to April 3, 2001 which is the date the terms of the purchase agreement were reached and announced to the public. Also the Company had invested $350,000 in Lifestyle stock prior to the acquisition. The excess value of the aggregate purchase price over the historical value of Lifestyle's net assets on the acquisition date has been allocated to goodwill which will be amortized over five years. Pro forma goodwill at June 30, 2000 is $7,514,963. Pro forma goodwill amortization aggregated $407,000 for the year ended June 30, 2000.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           eResource Capital Group, Inc.


Date: May 15, 2001                     By: /s/ WILLIAM L. WORTMAN
                                           ------------------------------------
                                           William L. Wortman
                                           Vice President, Treasurer and
                                           Chief Financial Officer